Exhibit 24(d)

                         Scott & Stringfellow, Inc.
                               Established 1893
                       Investment Bankers and Brokers
Member      909 East Main Street     Richmond, VA  23219   TEL (804) 643-1811
NYSE/SIPC                                                  FAX (804) 343-7184


                             November 30, 1994


Mr. Lathan M. Ewers, Jr.
Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street - 18th Flr.
Richmond, VA  23219-4074

                        Re:  TideMark Bancorp, Inc./
                             Crestar Financial Corporation Merger
Dear Lathan:
                       CONSENT OF INVESTMENT BANKERS

     We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our Opinion of Fairness dated Oct. 31, 1994 rendered to the Board of Directors of TideMark Bancorp, Inc. ("TideMark") in connection with the merger of TideMark with and into Crestar Financial Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                         Sincerely,

                         SCOTT & STRINGFELLOW, INC.




                             G. Jacob Savage III
                             Vice President
                             Corporate Finance Department

cc:  Ross Bevan, Esquire
     Elias, Matz, Tiernan & Herrick, L.L.P.
     734 15th St., NW - 12th Flr.
     Washington, DC  20005